UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
On October 1, 2026, Corteva, Inc. ("Corteva") completed its previously announced separation into two independent, publicly traded companies - one comprising its Crop Protection Business ("New Corteva" or the "Crop Protection Business") and the other comprising its Seed Business (“Vylor", "the Company", “our,” “we,” or "the Seed Business") - by means of a pro rata distribution of all of the then-outstanding shares of Vylor (inclusive of the Seed Business) common stock to Corteva stockholders in a transaction that is intended to be tax-free to Corteva's stockholders for U.S. federal income tax purposes (the "Vylor Separation"). Vylor's common stock commenced regular-way trading on the New York Stock Exchange under the symbol "VYLR" on October 1, 2026. Irrespective of the legal form of the Vylor Separation, for accounting and financial reporting purposes, Corteva’s Crop Protection Business is presented as being spun off from Corteva. This presentation is in accordance with U.S. GAAP and is primarily a result of, among other factors, Vylor’s relative significance to New Corteva.
The following unaudited pro forma consolidated financial statements (collectively, the "Pro Forma Consolidated Financial Statements") have been prepared in accordance with Article 11 of Regulation S-X. The unaudited Pro Forma Consolidated Financial Statements consist of an unaudited Pro Forma Consolidated Statement of Operations for the three-and-nine month periods ended September 30, 2026 and 2025, respectively, and an unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2026. The unaudited Pro Forma Consolidated Statements of Operations have been prepared to give effect to the Pro Forma Transactions (as defined below) as if the Pro Forma Transactions had occurred or became effective as of January 1, 2025, the beginning of our most recently completed fiscal year. The unaudited Pro Forma Consolidated Balance Sheet has been prepared to give effect to the Pro Forma Transactions as though the Pro Forma Transactions had occurred or became effective as of September 30, 2026.

The unaudited Pro Forma Consolidated Financial Statements are provided for illustrative and informational purposes only, and do not purport to represent what our financial position and results of operations would have been had the Pro Forma Transactions occurred on the dates indicated, and are not necessarily indicative of our future financial position and future results of operations. The Pro Forma Transactions are based on available information and assumptions we believe are reasonable; however, such adjustments are subject to change. The unaudited Pro Forma Consolidated Financial Statements should be read in conjunction with (i) the audited consolidated financial statements of Corteva and the related notes included in the Company’s Information Statement of Vylor Inc. dated September 24, 2026, attached as Exhibit 99.1 to Vylor Inc.’s Current Report on Form 8-K filed with the SEC on September 25, 2026 (the "Information Statement"), (ii) the historical supplemental audited combined financial statements of the Seed Business and the related notes included in the Information Statement, (iii) the sections of the Information Statement entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Corteva” and "Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Seed Business (Supplemental)," and (iv) the unaudited consolidated financial statements of Corteva and the related notes, the historical supplemental unaudited combined financial statements of the Seed Business and the related notes, and Management’s Discussion and Analysis of Financial Condition and Results of Operations of Corteva included in the Company’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2026.
The unaudited Pro Forma Consolidated Financial Statements have been adjusted to give effect to the following adjustments (collectively, the “Pro Forma Transactions”):
•the disposition, for accounting purposes, of Corteva’s Crop Protection Business, which will be reflected in our historical financial statements as discontinued operations beginning with our Annual Report on Form 10-K for the period ended December 31, 2026 and is, therefore, reflected in the unaudited Pro Forma Consolidated Financial Statements in accordance with the guidance in Accounting Standards Codification ("ASC") 205-20, Presentation of Financial Statements – Discontinued Operations (“ASC 205-20”);
•the effect of our capital structure following the Vylor Separation, including the incurrence of principal indebtedness of an assumed amount equal to $1,424 million, net of applicable debt issuance costs, the repayment of existing indebtedness, cash transfers between Vylor and New Corteva, and related interest and financing fees (refer to notes 2a and 2c);
•the pro rata distribution of our issued and outstanding common stock by Corteva in connection with the Vylor Separation, on the basis of one share of Vylor common stock for every share of Corteva common stock; and

•the impact of the Separation and Distribution Agreement entered into on September 29, 2026, by Corteva, Vylor, and solely for specified purposes, EIDP, Inc., as well as certain additional agreements entered into on October 1, 2026 by Corteva and/or certain of its affiliates, on the one hand, and Vylor and certain of its affiliates, on the other, including the Tax Matters Agreement, Employee Matters Agreement, Transition Services Agreements, Commercial Agreements, Intellectual Property Matters Agreement and other ancillary agreements between Vylor and New Corteva and the provisions contained therein.
The unaudited Pro Forma Consolidated Financial Statements constitute forward-looking information and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated.

Vylor Inc.
Unaudited Pro Forma Consolidated Balance Sheet
As of September 30, 2026

(In millions, except share and per share amounts)	Historical Corteva	Separation of Crop Protection Business	Other transaction accounting adjustments		Pro Forma as of September 30, 2026
	Note 1	Note 1	Note 2
Assets
Current assets
Cash and cash equivalents	$3,932	$(1,722)	$(898)	(a)	$1,312
Marketable securities	1	(1)	—		—
Accounts and notes receivable - net	7,491	(4,200)	65	(d)	3,356
Inventories	5,482	(2,689)	24	(d)	2,817
Other current assets	980	(756)	—		224
Total current assets	17,886	(9,368)	(809)		7,709
Investment in nonconsolidated affiliates	147	(68)	—		79
Property, plant and equipment	9,840	(5,206)	—		4,634
Less: Accumulated depreciation	5,657	(3,477)	—		2,180
Net property, plant and equipment	4,183	(1,729)	—		2,454
Goodwill	10,416	(5,152)	—		5,264
Other intangible assets	7,845	(978)	—		6,867
Deferred income taxes	335	(286)	—		49
Other assets	2,219	(1,634)	187	(b)	772
Total Assets	$43,031	$(19,215)	$(622)		$23,194
Liabilities and Equity
Current liabilities
Short-term borrowings	$3,988	$(844)	$—		$3,144
Accounts payable	4,431	(2,521)	—		1,910
Income taxes payable	146	(94)	—		52
Deferred revenue	440	(67)	—		373
Accrued and other current liabilities	2,445	(1,325)	(11)	(f)	1,109
Total current liabilities	11,450	(4,851)	(11)		6,588
Long-term debt	3,458	(2,372)	1,424	(c)	2,510
Other noncurrent liabilities
Deferred income tax liabilities	567	352	—		919
Pension and other post-employment benefits	877	(788)	—		89
Other noncurrent obligations	1,942	(1,433)	—		509
Total noncurrent liabilities	6,844	(4,241)	1,424		4,027
Commitments and contingent liabilities
Stockholders’ equity
Common stock, $0.01 par value; 1,666,667,000 shares authorized; issued at September 30, 2026 - 667,304,000	7	—	—		7
Additional paid-in capital	26,934	(10,857)	(2,035)	(h)	14,042
Retained earnings (accumulated deficit)	533	(533)	—		—
Accumulated other comprehensive income (loss)	(2,981)	1,505	—		(1,476)
Total Vylor stockholders’ equity	24,493	(9,885)	(2,035)		12,573
Noncontrolling interests	244	(238)	—		6
Total equity	24,737	(10,123)	(2,035)		12,579
Total Liabilities and Equity	$43,031	$(19,215)	$(622)		$23,194

See Notes to the Unaudited Pro Forma Consolidated Financial Statements

Vylor Inc.
Summary of Pro Forma Consolidated Statements of Operations (Unaudited)

	Three Months Ended		Nine Months Ended
(In millions, except per share amounts)	Sep 30, 2026	Sep 30, 2025	Sep 30, 2026	Sep 30, 2025
Net sales	$938	$944	$8,531	$8,235
Cost of goods sold	598	606	3,601	3,698
Research and development expense	268	234	773	720
Selling, general and administrative expenses	416	401	1,775	1,681
Amortization of intangibles	120	122	396	368
Restructuring and asset related charges - net	(1)	—	31	3
Separation costs	99	7	228	7
Other income (expense) - net	(10)	(67)	(231)	(66)
Interest expense	34	35	102	139
Income (loss) from continuing operations before income taxes	(606)	(528)	1,394	1,553
Provision for (benefit from) income taxes on continuing operations	(126)	(137)	387	324
Income (loss) from continuing operations after income taxes	(480)	(391)	1,007	1,229
Net income (loss) from continuing operations attributable to noncontrolling interests	—	—	2	1
Net income (loss) from continuing operations attributable to Vylor	$(480)	$(391)	$1,005	$1,228

Basic and diluted earnings per share of common stock:
Earnings per share of common stock - basic	$(0.72)	$(0.58)	$1.50	$1.80
Earnings per share of common stock - diluted	$(0.72)	$(0.58)	$1.50	$1.80

Weighted average common shares outstanding - basic	667.8	678.7	669.5	681.7
Weighted average common shares outstanding - diluted	667.8	678.7	670.7	683.1

See Notes to the Unaudited Pro Forma Consolidated Financial Statements

Vylor Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the Three Months Ended September 30, 2026

(In millions, except per share amounts)	Historical Corteva As Reported	Separation of Crop Protection Business	Other transaction accounting adjustments		Vylor Pro Forma
	Note 1 & 3	Note 1	Note 2
Net sales	$2,458	$(1,554)	$34	(e)	$938
Cost of goods sold	1,534	(970)	34	(e)	598
Research and development expense	397	(129)	—		268
Selling, general and administrative expenses	732	(320)	4	(e)	416
Amortization of intangibles	159	(39)	—		120
Restructuring and asset related charges - net	17	(18)	—		(1)
Separation costs	99	—	—		99
Other income (expense) - net	(34)	28	(4)	(e)	(10)
Interest expense	75	(52)	11	(f)	34
Income (loss) from continuing operations before income taxes	(589)	2	(19)		(606)
Provision for (benefit from) income taxes on continuing operations	(62)	(60)	(4)	(g)	(126)
Income (loss) from continuing operations after income taxes	(527)	62	(15)		(480)
Net income (loss) from continuing operations attributable to noncontrolling interests	2	(2)	—		—
Net income (loss) from continuing operations attributable to Vylor	$(529)	$64	$(15)		$(480)

Earnings (loss) per share of common stock:
Earnings (loss) per common share from continuing operations - basic	$(0.79)				$(0.72)
Earnings (loss) per common share from continuing operations - diluted	$(0.79)				$(0.72)

Weighted average number of common shares outstanding
Basic	667.8				667.8
Diluted	667.8				667.8

See Notes to the Unaudited Pro Forma Consolidated Financial Statements

Vylor Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the Three Months Ended September 30, 2025

(In millions, except per share amounts)	Historical Corteva As Reported	Separation of Crop Protection business	Other transaction accounting adjustments		Vylor Pro Forma
	Note 1 & 3	Note 1	Note 2
Net sales	$2,618	$(1,701)	$27	(e)	$944
Cost of goods sold	1,644	(1,064)	26	(e)	606
Research and development expense	351	(117)	—		234
Selling, general and administrative expenses	725	(327)	3	(e)	401
Amortization of intangibles	162	(40)	—		122
Restructuring and asset related charges - net	30	(30)	—		—
Separation costs	7	—	—		7
Other income (expense) - net	(23)	(47)	3	(e)	(67)
Interest expense	46	(45)	34	(f)	35
Income (loss) from continuing operations before income taxes	(370)	(125)	(33)		(528)
Provision for (benefit from) income taxes on continuing operations	(62)	(68)	(7)	(g)	(137)
Income (loss) from continuing operations after income taxes	(308)	(57)	(26)		(391)
Net income (loss) from continuing operations attributable to noncontrolling interests	2	(2)	—		—
Net income (loss) from continuing operations attributable to Vylor	$(310)	$(55)	$(26)		$(391)

Earnings (loss) per share of common stock:
Earnings (loss) per common share from continuing operations - basic	$(0.46)				$(0.58)
Earnings (loss) per common share from continuing operations - diluted	$(0.46)				$(0.58)

Weighted average number of common shares outstanding
Basic	678.7				678.7
Diluted	678.7				678.7

See Notes to the Unaudited Pro Forma Consolidated Financial Statements

Vylor Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the Nine Months Ended September 30, 2026

(In millions, except per share amounts)	Historical Corteva As Reported	Separation of Crop Protection Business	Other transaction accounting adjustments		Vylor Pro Forma
	Note 1 & 3	Note 1	Note 2
Net sales	$13,742	$(5,283)	$72	(e)	$8,531
Cost of goods sold	6,624	(3,148)	125	(e)	3,601
Research and development expense	1,126	(353)	—		773
Selling, general and administrative expenses	2,773	(1,003)	5	(e)	1,775
Amortization of intangibles	513	(117)	—		396
Restructuring and asset related charges - net	158	(127)	—		31
Separation costs	230	(2)	—		228
Other income (expense) - net	(266)	33	2	(e)	(231)
Interest expense	158	(131)	75	(f)	102
Income (loss) from continuing operations before income taxes	1,894	(369)	(131)		1,394
Provision for (benefit from) income taxes on continuing operations	479	(63)	(29)	(g)	387
Income (loss) from continuing operations after income taxes	1,415	(306)	(102)		1,007
Net income (loss) from continuing operations attributable to noncontrolling interests	9	(7)	—		2
Net income (loss) from continuing operations attributable to Vylor	$1,406	$(299)	$(102)		$1,005

Earnings (loss) per share of common stock:
Earnings (loss) per common share from continuing operations - basic	$2.10				$1.50
Earnings (loss) per common share from continuing operations - diluted	$2.10				$1.50

Weighted average number of common shares outstanding
Basic	669.5				669.5
Diluted	670.7				670.7

See Notes to the Unaudited Pro Forma Consolidated Financial Statements

Vylor Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the Nine Months Ended September 30, 2025

(In millions, except per share amounts)	Historical Corteva As Reported	Separation of Crop Protection Business	Other transaction accounting adjustments		Vylor Pro Forma
	Note 1 & 3	Note 1	Note 2
Net sales	$13,491	$(5,330)	$74	(e)	$8,235
Cost of goods sold	6,918	(3,320)	100	(e)	3,698
Research and development expense	1,061	(341)	—		720
Selling, general and administrative expenses	2,632	(957)	6	(e)	1,681
Amortization of intangibles	485	(117)	—		368
Restructuring and asset related charges - net	131	(128)	—		3
Separation costs	7	—	—		7
Other income (expense) - net	95	(169)	8	(e)	(66)
Interest expense	134	(131)	136	(f)	139
Income (loss) from continuing operations before income taxes	2,218	(505)	(160)		1,553
Provision for (benefit from) income taxes on continuing operations	477	(123)	(30)	(g)	324
Income (loss) from continuing operations after income taxes	1,741	(382)	(130)		1,229
Net income (loss) from continuing operations attributable to noncontrolling interests	8	(7)	—		1
Net income (loss) from continuing operations attributable to Vylor	$1,733	$(375)	$(130)		$1,228

Earnings (loss) per share of common stock:
Earnings (loss) per common share from continuing operations - basic	$2.54				$1.80
Earnings (loss) per common share from continuing operations - diluted	$2.54				$1.80

Weighted average number of common shares outstanding
Basic	681.7				681.7
Diluted	683.1				683.1

See Notes to the Unaudited Pro Forma Consolidated Financial Statements

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1—BASIS OF PRESENTATION, INCLUDING SEPARATION OF CROP PROTECTION BUSINESS

The accompanying unaudited pro forma consolidated financial information was prepared in accordance with Article 11 of Regulation S-X.

For periods prior to the Vylor Separation, our financial statements are represented by the historical financial statements of Corteva. Therefore, historical Corteva in the pro forma financial information above represents Corteva, Inc. and its consolidated subsidiaries (including Vylor and its combined subsidiaries), before giving effect to the Vylor Separation. The unaudited Pro Forma Consolidated Statements of Operations have been prepared to give effect to the Pro Forma Transactions as if the Pro Forma Transactions had occurred or became effective as of January 1, 2025, the beginning of our most recently completed fiscal year. The unaudited Pro Forma Consolidated Balance Sheet has been prepared to give effect to the Pro Forma Transactions as though the Pro Forma Transactions had occurred as of September 30, 2026. Within Note 4 - Management Adjustments, to the unaudited Pro Forma Consolidated Financial Statements, further discussion is also provided on expected income statement impacts upon the consummation of the Vylor Separation.

As discussed above, the Vylor Separation is being treated as a reverse spin-off for financial accounting and reporting purposes under U.S. GAAP and, as a result, Corteva’s Crop Protection Business is presented as being spun off from Corteva. The Crop Protection Business is a component of Corteva that has operations and cash flows that are clearly distinguished for operational and financial reporting purposes. The Vylor Separation resulted in the Crop Protection Business becoming a stand-alone, publicly traded company and represents a strategic shift that will have a major effect on our financial results as we are exiting a significant line of business. The Vylor Separation is not expected to result in the recognition of a gain or loss and has been effected through a pro rata distribution of all of the outstanding shares of Vylor common stock to holders of Corteva common stock; however, we have incurred separation-related expenses which are reflected in our Consolidated Statements of Operations within the unaudited Pro Forma Consolidated Financial Statements. While we are a party to the Separation and Distribution Agreement and other agreements, including the Tax Matters Agreement, Employee Matters Agreement, Transition Services Agreements, Commercial Agreements, Intellectual Property Matters Agreement and other ancillary agreements, we have determined that we will not have significant continuing involvement in the operations of New Corteva after the Vylor Separation nor do we expect significant continuing cash flows from New Corteva after the Vylor Separation.

We do not expect to incur material transition services costs or income associated with the Transition Services Agreements into which Vylor entered into with New Corteva. As such, no estimates of expenses or income have been presented in the unaudited Pro Forma Consolidated Statements of Operations.

The Vylor Separation of the Crop Protection Business for accounting purposes is presented in accordance with the guidance in ASC 205-20. As a result, the Crop Protection Business is reflected as discontinued operations in the unaudited pro forma consolidated financial information for all periods presented. Furthermore, the unaudited Pro Forma Consolidated Statements of Operations are presented solely on a continuing operations basis and reflect the elimination of the Crop Protection Business for all periods presented. Consistent with the requirements of ASC 205-20, the unaudited Pro Forma Consolidated Statements of Operations also do not allocate any of Corteva’s general corporate overhead expenses to the Crop Protection Business.

NOTE 2—OTHER TRANSACTION ACCOUNTING ADJUSTMENTS

a)Cash and cash equivalents: Cash and cash equivalents reflect changes in our debt structure as well as cash transfers between New Corteva and Vylor in connection with the Vylor Separation and related pre-separation arrangements, and are comprised of $1,500 million of proceeds from the full draw-down of the 364-Day Revolving Credit Facility, a $1,578 million draw-down under the $3.0 billion Five-Year Revolving Credit Facility, offset by the repayment of the PHI Bilateral Facility of $3,078 million, a $761 million cash distribution to New Corteva, a $183 million cash transfer to New Corteva in settlement of an intercompany note, partially offset by an $82 million cash transfer from New Corteva to Vylor in finalizing the opening balance sheet of the companies, and $36 million in payments of accrued interest and financing fees. See "Long-term debt" below.

(In millions)	Sep 30, 2026
Draw-down of 364-Day Revolving Credit Facility	$1,500
Draw-down under $3.0 Billion Five-Year Revolving Credit Facility	1,578
Repayment of PHI Bilateral Facility	(3,078)
Cash distribution to New Corteva in connection with the Vylor Separation	(761)
Settlement of intercompany note with New Corteva	(183)
Transfer from New Corteva in finalizing the opening balance sheet of the companies	82
Payment of accrued interest and financing fees related to the Exchange Offers and other financing arrangements	(36)
Pro forma adjustment to Cash	$(898)

b)Other assets: The Tax Matters Agreement requires certain payments between Vylor and New Corteva for pre-Vylor Separation tax liabilities and receivables. Accordingly, increases to assets of approximately $187 million, net, have been recorded within other assets on the unaudited Pro Forma Consolidated Balance Sheet. These adjustments are based on current estimates of pre-Vylor Separation tax liabilities and receivables and may vary from our current expectations.

c)Long-term debt: Prior to the consummation of the Vylor Separation, Vylor conducted exchange offers, pursuant to which it offered to exchange any and all of the outstanding 2.300% Senior Notes due 2030 (the "EIDP 2030 Notes"), 5.125% Senior Notes due 2032 (the "EIDP 2032 Notes") and 4.800% Senior Notes due 2033 (the "EIDP 2033 Notes" and, together with the EIDP 2030 Notes and the EIDP 2032 Notes, the "EIDP Notes"), in each case, issued by EIDP, to the extent held by eligible holders ("Eligible Noteholders"), for the corresponding series of Vylor Notes (as defined below) having the same interest rate, interest payment dates and maturity date as the respective EIDP Notes (with respect to each series, an "Exchange Offer" and together, the "Exchange Offers").

The Exchange Offers expired on September 30, 2026. Any EIDP Notes not accepted for exchange in the Exchange Offers remain outstanding obligations of EIDP, which is a subsidiary of New Corteva following the Vylor Separation.

Under the Exchange Offers, Vylor issued $1.439 billion aggregate principal amount of Vylor Notes, comprising $435 million aggregate principal amount of 2.300% Senior Notes due 2030 ("Vylor 2030 Notes"), $476 million aggregate principal amount of 5.125% Senior Notes due 2032 ("Vylor 2032 Notes") and $528 million aggregate principal amount of 4.800% Senior Notes due 2033 ("Vylor 2033 Notes" and, together with the Vylor 2030 Notes and the Vylor 2032 Notes, the "Vylor Notes"), in each case reflecting the final results of the aggregate principal amount of the corresponding series of EIDP Notes validly tendered as described above, with a weighted-average interest rate of 4.15 percent. The Vylor Notes will be recorded net of approximately $15 million of unamortized original issue discount and debt issuance costs, including consent fees incurred in connection with the Exchange Offers, which will be amortized to interest expense over the respective terms of the Vylor Notes.

(In millions)	Sep 30, 2026
Issuance of 2.300% Senior Notes due 2030	$435
Issuance of 5.125% Senior Notes due 2032	476
Issuance of 4.800% Senior Notes due 2033	528
Less: Unamortized discount and debt issuance costs	(15)
Pro forma adjustment to Long-term debt	$1,424

d)Commercial agreements with New Corteva: As part of the Vylor Separation, we entered into certain long-term commercial agreements with New Corteva including certain revenue and commission sharing arrangements. Included in the unaudited Pro Forma Consolidated Statement of Operations for each respective period are adjustments to net sales, cost of goods sold, selling, general and administrative expenses, and other income (expense) - net. Refer to the table below for additional information. Included in the unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2026 are adjustments of $65 million to accounts and notes receivable – net and $24 million to inventories.

e)The following table presents adjustments to net sales, cost of goods sold, selling, general and administrative expenses, and other income (expense) - net, for the commercial agreements with New Corteva described above.

	Three Months Ended		Nine Months Ended
(In millions)	Sep 30, 2026	Sep 30, 2025	Sep 30, 2026	Sep 30, 2025
Net sales	$34	$27	$72	$74
Cost of goods sold	34	26	125	100
Selling, general and administrative	4	3	5	6
Other income (expense) - net	(4)	3	2	8
Pro forma adjustment for long-term commercial agreements with New Corteva	$(8)	$1	$(56)	$(24)

f)Interest expense: The adjustments presented in the table below are to record estimated interest expense for each respective period, which assumes debt related to the Vylor Separation is incurred beginning on January 1, 2025 and the associated debt was outstanding through September 30, 2026. The adjustment also reflects accrued interest payable of $11 million within accrued and other current liabilities as of September 30, 2026. These adjustments are based on a weighted-average interest rate of approximately 4.68 percent. The interest rate is based on Term SOFR plus the applicable margin for borrowings under the Credit Facilities.

Calculations of the pro forma interest expense adjustment by respective debt instrument for each respective period are set forth in the table below. Variations from the assumptions described herein would result in adjustments to pro forma interest expense.

	Three Months Ended		Nine Months Ended		Aggregate Principal Amount	Interest Rate
(In millions)	Sep 30, 2026	Sep 30, 2025	Sep 30, 2026	Sep 30, 2025
Vylor 2030 Notes	$1	$3	$7	$9	$435	2.300%
Vylor 2031 Notes	2	7	16	21	550	5.125%
Vylor 2032 Notes	2	6	14	18	476	5.125%
Vylor 2033 Notes	3	7	17	21	528	4.800%
Vylor 2036 Notes	3	8	19	24	550	5.625%
Revolving Credit Facilities	—	3	2	43	3,078	4.670%
Pro forma adjustment for Interest	$11	$34	$75	$136	$5,617	4.675%

g)Provision for (benefit from) income taxes from continuing operations: The adjustments below present the income tax impact of the pro forma adjustments discussed above using a blended statutory rate.

	Three Months Ended		Nine Months Ended
(In millions)	Sep 30, 2026	Sep 30, 2025	Sep 30, 2026	Sep 30, 2025
Net sales	$34	$27	$72	$74
Cost of goods sold	34	26	125	100
Research and development expense	—	—	—	—
Selling, general and administrative expenses	4	3	5	6
Amortization of intangibles	—	—	—	—
Restructuring and asset related charges - net	—	—	—	—
Separation costs	—	—	—	—
Other income (expense) - net	(4)	3	2	8
Interest expense	11	34	75	136
Income (loss) from continuing operations before income tax	(19)	(33)	(131)	(160)

Weighted-average statutory tax rate	21.1%	22.2%	22.1%	19.0%
Pro forma adjustment for Income Tax	$(4)	$(7)	$(29)	$(30)

h)Additional paid-in capital: The adjustments to additional paid-in capital represent the additional paid-in-capital impact of the unaudited Pro Forma Consolidated Balance Sheet adjustments discussed under the "Cash and cash equivalents", "Long-term debt", "Other assets", and "Commercial agreements with New Corteva".

NOTE 3—EARNINGS PER SHARE

Pro forma basic earnings per share and pro forma weighted-average basic shares outstanding for the three and nine months ended September 30, 2026 and 2025 reflect the number of shares of Corteva common stock which were outstanding for each respective period. Diluted earnings (loss) per share considers the impact of potentially dilutive securities except in periods in which there is a loss because the inclusion of the potential common shares would have an anti-dilutive effect.

NOTE 4—MANAGEMENT ADJUSTMENTS

Vylor anticipates a net reduction to certain general corporate overhead costs, including costs associated with labor and benefits for shared resources transferred to New Corteva that Vylor does not intend to backfill after the Vylor Separation as well as non-personnel third-party support costs.

The net cost reductions that Vylor plans to realize are based on the expected organizational and cost structure after the Vylor Separation. In developing these estimates, a detailed assessment was prepared of the resources and associated costs required to support the business after the Vylor Separation. Estimated non-personnel third-party support costs were determined by estimating third-party spend in each function, and include the costs associated with outside services supporting executive management, finance, legal, information technology, employee benefits administration, treasury, risk management and procurement. From a timeframe standpoint, these net cost reductions will begin to materialize upon the consummation of the Vylor Separation. Management believes the costs which were used as the basis for the management adjustments below are reasonable and representative of the net cost reductions Vylor will realize after the Vylor Separation.

One-time and non-recurring expenses associated with the Vylor Separation have also been estimated. These non-recurring costs primarily include costs to establish stand-alone information technology systems and will be incurred subsequent to the date of the Vylor Separation.

Management believes the presentation of these adjustments is necessary to enhance an understanding of the pro forma effects of the Vylor Separation. The pro forma financial information below reflects all adjustments that are, in the opinion of management, necessary to provide a fair statement of the pro forma financial information, aligned with the assessment described above.

These management adjustments include forward-looking information. The tax effect has been determined by applying the relevant statutory tax rates to the aforementioned adjustments.

	Three Months Ended		Nine Months Ended
(In millions, except per share amounts)	Sep 30, 2026	Sep 30, 2025	Sep 30, 2026	Sep 30, 2025
Net income (loss) from continuing operations attributable to Vylor	$(480)	$(391)	$1,005	$1,228
Management adjustments
Corporate support functions labor-based reductions	7	16	38	48
One-time and non-recurring expenses associated with the Vylor Separation	—	—	—	(21)
Tax effect	(2)	(4)	(9)	(7)
Net income (loss) from continuing operations after management adjustments	(475)	(379)	1,034	1,248

Basic earnings (loss) per share of common stock:
Basic earnings (loss) from continuing operations per share of common stock	$(0.71)	$(0.56)	$1.54	$1.83
Diluted earnings (loss) from continuing operations per share of common stock	$(0.71)	$(0.56)	$1.54	$1.83

Weighted average number of common shares outstanding
Basic	667.8	678.7	669.5	681.7
Diluted	667.8	678.7	670.7	683.1

NOTE 5—RECONCILIATION OF PRO FORMA OPERATING EBITDA

Non-GAAP Financial Measures

Vylor presents certain financial measures that do not conform to U.S. GAAP and are considered non-GAAP measures. One such measure is Pro Forma Operating EBITDA. Management uses Pro Forma Operating EBITDA internally for planning and forecasting, including allocating resources and evaluating incentive compensation. Management believes that this non-GAAP measure best reflects the ongoing performance of Vylor during the periods presented and provides more relevant and meaningful information to investors as it provides insight with respect to ongoing operating results of Vylor and a more useful comparison of year over year results. This non-GAAP measure supplements Vylor's U.S. GAAP disclosures and should not be viewed as an alternative to U.S. GAAP measures of performance. Furthermore, such a non-GAAP measure may not be consistent with similar measures provided or used by other companies. A reconciliation for this non-GAAP measure to U.S. GAAP is provided below.

Pro Forma Operating EBITDA is defined as pro forma earnings (loss) (i.e., pro forma income (loss) from continuing operations before income taxes) before interest, depreciation, amortization, non-operating benefits (costs), foreign exchange gains (losses), and net unrealized gain or loss from mark-to-market activity for certain foreign currency derivative instruments that do not qualify for hedge accounting, excluding the impact of significant items and separation costs. Non-operating benefits (costs) consists of non-operating pension and other post-employment benefit (OPEB) credits (costs) and tax indemnification adjustments. Tax indemnification adjustments relate to changes in indemnification balances, as a result of the application of the terms of the Tax Matters Agreement between Corteva and Dow and/or DuPont, that are recorded by the Company as pre-tax income or expense. Net unrealized gain or loss from mark-to-market activity for certain foreign currency derivative instruments that do not qualify for hedge accounting represents the non-cash net gain (loss) from changes in fair value of certain undesignated foreign currency derivative contracts. Upon settlement, which is within the same calendar year of execution of the contract, the realized gain (loss) from the changes in fair value of the non-qualified foreign currency derivative contracts will be reported in the relevant non-GAAP financial measures, allowing quarterly results to reflect the economic effects of the foreign currency derivative contracts without the resulting unrealized mark to fair value volatility.

Adjusted Pro Forma Operating EBITDA represents Pro Forma Operating EBITDA with management adjustments, excluding depreciation expense and one-time and non-recurring expenses associated with the Vylor Separation.

Vylor Inc.
Reconciliation of Pro Forma Income (Loss) from Continuing Operations After Income Taxes to Pro Forma Operating EBITDA (Unaudited)

	Three Months Ended		Nine Months Ended
(In millions)	Sep 30, 2026	Sep 30, 2025	Sep 30, 2026	Sep 30, 2025
Pro forma income (loss) from continuing operations after income taxes (GAAP)	$(480)	$(391)	$1,007	$1,229
Provision for (benefit from) income taxes on continuing operations	(126)	(137)	387	324
Pro forma income (loss) from continuing operations before income taxes (GAAP)	(606)	(528)	1,394	1,553
Depreciation and amortization	200	195	627	587
Interest-net	21	23	69	106
Exchange (gains) losses - net	10	81	235	106
Non-operating (benefits) costs - net	(1)	1	15	3
Mark-to-market (gains) losses on certain foreign currency contracts not designated as hedges	(1)	—	14	—
Significant items (benefit) charge	(1)	(1)	31	39
Separation costs	99	7	228	7
Pro Forma Operating EBITDA (Non-GAAP)	$(279)	$(222)	$2,613	$2,401
Management adjustments [1]	10	20	50	60
Adjusted Pro Forma Operating EBITDA (Non-GAAP)	$(269)	$(202)	$2,663	$2,461
1. Excludes additional depreciation expense of $3 million and $12 million for the three and nine months ended September 30, 2026, respectively and $4 million and $12 million for the three and nine months ended September 30, 2025, respectively. Also excludes one-time and non-recurring expenses associated with the Vylor Separation. See Note 4 - Management Adjustments for further information.